                                                                   Exhibit 10.30

                           SEVENTH ADDENDUM TO LEASE


This Seventh Addendum To Lease is made and entered into the 16th day of June 1999, between Conifer Prince Street Associates (Landlord) and Patient Infosystems, Inc. formerly DSMI Corporation (Tenant).

WITNESSETH: that Tenant currently leases and occupies approximately 12,954 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement and First, Second, Third, Fourth, Fifth and Sixth Addenda To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996, November 30, 1996 and November 24, 1997, respectively.

WHEREAS, Tenant and Landlord desire to extend the Term of the Lease until December 31, 2000.

NOW, THEREFORE, it is mutually agreed upon by Landlord and Tenant to modify certain provisions of the Lease as follows:

1. Effective upon full execution of this Seventh Addendum To Lease, the Term of the Lease shall be extended from November 30, 1999 to December 31, 2000.

2. Tenant agrees to pay, Base Rent for its' leased premises, consisting of approximately 12,954 square feet, as follows:

                                             Annual
                Period                      Per Sq.ft.           Monthly
            Month-to-Month                  Base Rent            Base Rent
            ----------------                ---------            ---------
         12/1/1999-12/31/2000                $14.50              $15,652.76

3. Effective upon full execution of this Seventh Addendum To Lease, and as consideration for Landlord's consent to extend the Term of the Lease, as stated above, Section 5, of the First Addendum To Lease and Section 33, " First Right To Lease" , of the Lease Agreement shall become null and void.

         Except as modified above, all other terms and conditions of the Lease Agreement and First, Second, Third, Fourth, Fifth and Sixth Addenda To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996 and November 30, 1996 and November 24, 1997, respectively, shall remain unchanged and in full force and effect.

         Agreed to by:                          Agreed to by:

         PATIENT INFOSYSTEMS, INC.              CONIFER PRINCE STREET ASSOCIATES
         formerly DSMI CORPORATION

          By:  /s/ J.V. Crisan                  By:  /s/ Thomas L. Fountain
             ---------------------------           -------------------------
                   J.V. Crisan                            Thomas L. Fountain

                                                VP Conifer Realty Corporation
                                                as agent

          Date June 16, 1999                    Date June 16, 1999
             ---------------------------           -------------------------